Form C

Cover Page

Name of issuer:

Texas Beer Company LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 3/28/2013

Physical address of issuer:

201 N Main St
Taylor TX 76574

Website of issuer:

http://texasbeerco.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

715

Price:

$140.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,100; interests will be sold in increments of $140.

Target offering amount:

$100,100.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

1/1/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,086,672.00	$16,843.00
Cash & Cash Equivalents:	$857,998.00	$4,327.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$13,455.00	$0.00
Long-term Debt:	$120,979.00	$12,663.00
Revenues/Sales:	$242,131.00	$36,012.00
Cost of Goods Sold:	$119,728.00	$18,645.00
Taxes Paid:	$0.00	$0.00
Net Income:	($251,942.00)	$2,385.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Texas Beer Company LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dick Moeller	Consultant	Ennovate Enterprises	2015
Amy Everhart	Policy Director	Cityhall in Austin	2016
Cliff Olle	President ON Technology	ON Technology	2016
Elena White	Director	Social Solutions Global	2016
Char Hu	Director	Georgetown Living	2016
JD Gins	Texas Beer Co	Texas Beer Co	2013
Ian Davis	Texas Beer Co	Texas Beer Co	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
JD Gins	COO	2013
Ian Davis	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
JD Gins	12000 Common Units	24.0
Ian Davis	12000 Common Units	24.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The founders will transition from political grassroots marketing to managing, operating and leading a business. The strategy to mitigate this risk is to engage an appropriate group of successful and experienced advisors to assist the founders during the launch of Texas Beer Company (the "Company").
This will require experienced brew masters, successful business executives, legal experts and marketing/branding specialists.

The City of Taylor, Texas, and its Economic Development Commission (the "EDC"), will be providing forgivable loans to the Company to help finance completion of the brewery. If the city or the EDC choose not to follow through on their commitment, it could adversely impact our business. Additionally, if we breach any of our obligations to the city or the EDC, we could lose a portion of our equipment, and potentially need to be evicted. The city could change its local regulations to prevent, or hinder, or ability to do business in the city, and moving to another location could materially and adversely impact our business.

The financials in the business plan reflect the founders' best estimation of what is required to successfully launch the Company. The intention of the initial raise is to begin with enough capital that additional raises are not needed, but there are yet many unknowns and assumptions that may make this unfeasible.
Achieving positive cash flow as early as possible is critical. Without sufficient capital to handle unexpected challenges, the Company could fail even if sales are growing.

The competition in the Texas alcohol industry is growing quickly, and the window to enter the market before saturation may be closing. The craft brewing market in Texas is highly competitive with over two dozen breweries in central Texas alone. The Company's current or new competitors may have better resources or spend more on marketing which may adversely impact the Company. Increased competition could result in a reduction in revenue or the loss of existing taps and stores, or market share.

Many of our potential competitors enjoy substantial competitive advantages, such as greater name recognition and larger marketing budgets, as well as substantially greater financial, technical and other resources, along with more experienced personnel. As a result, these competitors may be able to respond more quickly and effectively than the Company can to new or changing opportunities, technologies, laws, standards or customer requirements. For all of these reasons, the Company may not be able to compete successfully against its current and future competitors.

Texas' 3-tier alcohol laws require us to hire a distributor once we reach 75k barrels per year, and even before that annual barrel production, the Company will probably need to hire a distributor to help scale up. The Company will be dependent on the distributor's success in creating retail placement for the Texas Beer Company brand. Picking the wrong distributor could have long-lasting consequences. Additionally, the Company may not find a distributor willing to agree on terms acceptable to the Company.

The craft brew market could plateau, and the increasing competition will create an oversupply of craft brewed products. It may be impossible for our business to thrive if the customer base does not continue to expand.

Given that brewing costs heavily derive from natural ingredients, spikes in agricultural prices could slow production and materially and adversely affect our working capital and our ability to meet our budget. There is also an ever-present risk of product spoilage, requiring destruction of the beer product.

We have already secured its Texas Alcoholic Beverage Commission and Alcohol and Tobacco Tax and Trade Bureau permits for the pilot brew house on Main Street and is in the process of making the same permit applications for the expansion brew house at 1331 W 2nd St. If permits are delayed, additional costs could be incurred.
Furthermore, construction costs beyond expectation and budget may require additional fundraising or debt. Fire or other weather extreme could also destroy the property and our equipment.

Texas Beer Company has little to no evidence of market demand for the product outside of its tap room. We have not begun distribution and may not be able to obtain the number of taps and storefronts that the business plan anticipates, which could adversely affect our business.

We could experience difficulty in retaining management staff. The costs of hiring and training new employees may also prove a burden to the Company.
Though all staff will be required to sign non-disclosure and non-compete agreements, terminated employees could still steal trade secrets and the resulting legal fees could be substantial.

The Company's brewing process involves a high amount of copper material, something which is often the target of theft.

Serving alcohol on the premises of Texas Beer Co property means we are at an increased risk of customer complaint or injury lawsuit. It is also a risk that a customer may leave the our premises intoxicated and be involved in a crime or accident.

As we develop additional products and trademarks, the we may face claims of infringement of various trademarks and intellectual property rights by third parties. In the event of a third-party claim against us, we may be required to pay substantial damages, to stop marketing the infringing product, to develop non-infringing technology, and to obtain licenses, which could result in us paying substantial royalties. We may not be able to obtain licenses from other parties at a reasonable cost, or at all, which could cause us to expend substantial resources, or result in delays in, or the cancellation of, new kinds of beer products.

Local, state or federal laws, especially Texas' state alcohol laws, may change in a manner that adversely impacts the Company's business. As a result, we may be required to spend additional capital to change our business to be compliant with such changed legislation. This could adversely impact our working capital and our business plan, and even require us to cease operations.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	$100K will provide us with funding to pay for ingredients and help finance our boiler and water filtration system.

If we raise:	**$250,000**
Use of Proceeds:	$250K will help finance our keg shells, cold storage, fork lift, mobile canning and shrink-wrapped cans.

If we raise:	**$500,000**
Use of Proceeds:	$500K will help finance our canning machine, packaging applicator and bulk orders of pre-printed cans. Moving from shrink-wrapped cans to pre-printed cans, and moving from a mobile canning service to owning our canning machine, will help reduce operational costs and increase profit margins.

If we raise: **$750,000**

Use of Proceeds: $750K will help us hire more staff to increase brewing capacity to support broader distribution. The additional funds will also add some contingency funding to help reduce overall risk for investors.

If we raise: **$1,000,000**

Use of Proceeds: $1 million will help us pay for the increased marketing and sales staff necessary to scale up our brand and reach more customers across the great state of Texas.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement

again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Securities:
Class B Preferred Units (the "Preferred")

Valuation of the Company:
$7,000,000 pre-money

Amount of the offering:
Up to $1,000,000

Number of units:
Up to 6,250 Class B units, which will be 12.5% of the total membership interest upon full subscription of the $1,000,000.

Price per unit:
$140.00 per Unit

Discretionary Distributions:
On a pro rata basis, at the discretion of the board of directors, to the following classes of Unit holders: 65% to the Class A Members according to each Member's percent ownership of the Class A Units until the one year anniversary of the Class A Members receiving aggregate distributions (including Tax Distributions) equal to the contributions used to purchase Series A Units (the "Class A 1x Return Date"). To the Class B Members according to each Class B Member's pro rata ownership of the aggregate Class B membership interests. The remaining distributions shall be distributed to the Members holding Common Units according to each such Member's relative ownership of Common Units.

After the Class A 1x Return Date, all distributions shall be made to Members based on their based on their Allocation Percentages for each class of Units. The Investors will receive customary tax distributions related to any taxable income and gain of the Company allocated to the Investors.

Liquidation preference:
First, to Members holding Preferred Units, on a pro rata basis, based on the Allocation Percentage of such Members, until such point as the Members holding Preferred Units have been paid back an amount equal to the contributions used to purchase Preferred Units. Second, 65% to the Class A Members according to each Member's percent ownership of the Class A Units; the Class B Aggregate Allocation Percentage (up to 12.5%, based on the amount raised during the Wefunder campaign) to the Class B Members according to each Class B Member's relative ownership of the aggregate Class B membership interests; and the remaining to the Members holding Common Units according to each such Member's percent ownership of Common Units, until such point as the Members holding Class A Units have received aggregate distributions equal to two times the contributions used to purchase Preferred Units.

Third, to the Members according to each Member's Allocation Percentage for each class of Units for all remaining assets.

Proxy:
Investors irrevocably appoint the then-current President of the Company (the "President"), as their proxy and attorney, with the power to act alone and with full power of substitution, to, (i) vote all Preferred as the holders of a majority of the Preferred vote, (ii) give and receive notices and communications, (iii) execute any instrument or document that the President determines is necessary or appropriate in the exercise of its authority and (iv) take all actions necessary or appropriate for the accomplishment of the foregoing. The proxy and power survive the death, incompetency and disability of the Investor if an individual and, if an entity, survive merger/reorganization of entity holding the Preferred. Other than gross negligence/ willful misconduct, the President will not be liable while acting in good faith as proxy.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **Texas Beer Company** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Class A Units	24000	24000	Yes	Yes
Common Stock			Choose	No
Other				
Common Units	26000	26000	Yes	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Class A Units have the following additional rights.

Distribution - 65% to the Class A Members according to each Member's Percent Ownership of Class A Units (as set forth on Schedule A hereto) until the one year anniversary of the Class A Members receiving aggregate distributions (including Tax Distributions) equal to the amount of their Capital Contributions used to purchase Series A Units (the "Class A 1x Return Date") then after the Class A 1x Return Date, 48%.

Class A also have liquidation preference over Common Units.

Right to Maintain Ownership upon EDC Default or City Default
If the Company raises additional funds for the specific purpose of (a) replacing funding committed by the Taylor Economic Development Corporation (the "EDC") pursuant to that certain Performance and Lease Agreement between the EDC and Texas Beer Company, LLC (the "EDC Contract"), and which the EDC fails to provide in breach of the EDC Contract (such failure to provide funds, the "EDC Default"); or (b) replacing funding committed by the City of Taylor pursuant to that certain Economic Development Agreement between the City of Taylor and the Company (the "City Contract") and which the City of Taylor fails to provide in breach of the CityContract (such failure to provide funds, the "City Default"), then such fundraising shall only dilute the holders of the Common Units, and this Agreement shall be amended such that the holders of Class A Units shall, collectively, retain the same aggregate Allocation Percentage as they had prior to such fundraising.

Describe any other rights:

Class A Units have the following additional rights.

Distribution - 65% to the Class A Members according to each Member's Percent Ownership of Class A Units (as set forth on Schedule A hereto) until the one year anniversary of the Class A Members receiving aggregate distributions (including Tax Distributions) equal to the amount of their Capital Contributions used to purchase Series A Units (the "Class A 1x Return Date") then after the Class A 1x Return Date, 48%.

Class A also have liquidation preference over Common Units.

Right to Maintain Ownership upon EDC Default or City Default
If the Company raises additional funds for the specific purpose of (a) replacing funding committed by the Taylor Economic Development Corporation (the "EDC") pursuant to that certain Performance and Lease Agreement between the EDC and Texas Beer Company, LLC (the "EDC Contract"), and which the EDC fails to provide in breach of the EDC Contract (such failure to provide funds, the "EDC Default"); or (b) replacing funding committed by the City of Taylor pursuant to that certain Economic Development Agreement between the City of Taylor and the Company (the "City Contract") and which the City of Taylor fails to provide in breach of the CityContract (such failure to provide funds, the "City Default"), then such fundraising shall only dilute the holders of the Common Units, and this Agreement shall be amended such that the holders of Class A Units shall, collectively, retain the same aggregate Allocation Percentage as they had prior to such fundraising.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

No

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No voting rights or pro rata rights for Class B holders.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Because there is no public market for our securities, the price of the Class B unit determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our Class B units that take into account factors such as the following:

- unrelated third party valuations of our Class B units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common unit;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our Class B unit;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$300K loan from Perry Lorenz at 8% due once the City/EDC reimbursement is paid in May 2017. Issue date is March 2017, maturity is May 2017. We plan to repay the loan from the incentive loan shown below.

$400K forgivable loan from Taylor Economic Development Corporation and Taylor City Council that is projected to be issued in May 2017 and forgiven in May 2022. If Texas Beer Co doesn't meet the required performance metrics, then the loan won't be forgiven and must be paid back at a 12% interest rate.

We're also seeking additional loans to help finance expansion equipment, and the crowdfunding campaign will help pay back these equipment loans and secure lower interest rates.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2017	4(a)(2)	Series A Preferred	$1,200,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

ABOUT:
Texas Beer Co is a locally-owned, people-powered brewery located in historic downtown Taylor, TX. We opened our taproom in May 2016 and have been brewing beer on our Kickstarter-funded 3-barrel pilot brewhouse since July 2016. Our taproom and pilot brewhouse is located in the historic McCrory-Timmerman building in downtown Taylor, and we've led the downtown revitalization efforts by hosting dozens of community events, live music acts and charity fundraisers.

TIMELINE:

- 2013 - Founded Texas Beer Co and offered free samples from our 1/2-barrel home brewing system for several years while the historic McCrory-Timmerman building was getting restored.

- 2015 - Conducted a successful Kickstarter campaign to help fund our 3-barrel pilot brewhouse. Secured Taylor City Council approval for a $400K incentive deal.

- 2016 - Opened our Main Street taproom in May and started brewing on our Kickstarter-funded pilot brewhouse in July.

- 2017 - We can no longer keep up with demand, so we're expanding our brewhouse capacity 10X and building a 30-barrel, 4-vessel distribution brewhouse.

CURRENT CASH ON HAND, MONTHLY BURN RATE, AND MID/SHORT TERM EXPENSE:
Our cash held as of April 21st was $477K. Monthly burn rate is around $25k. With the next rounds of expansion equipment, build out purchases and investments in marketing and distribution, we project that cash on hand drop will decline significantly in 2018. The general brewery rule of thumb is that breweries turn a profit around 6,000 distribution barrels, and we anticipate following a similar path to profitablity. Our short term and mid term expenses are around $500k including $250k for equipment purchase, $50k for ingredients, $50k for cans and packaging, $150k for buildout.

HISTORICAL OPERATION RESULTS
Our total revenue in first 12 months was originally projected to be less than $100K, but we've more than tripled that sales goal. Our first 12 months of revenue (May 2016 - April 2017) totaled $348K and almost entirely comes from bar and merchandise sales at our Main Street taproom and pilot brewhouse.

As an early-stage company, we designed our business plan to sustain early losses while still investing in the future. We have incurred lots of startup expenses, and we're still investing for several more years in growth. Our overall costs of goods in 2015 was $18,645, which increased to $119,728 in 2016. Our overall operating expenses were 14,839 in 2015 compared to $266,094 in 2016, the increase driven by our opening of the Main Street taproom and other expansion. Our net income was -$251,942 in 2016 and $2,385 in 2015, but like many other breweries, we hope to turn a profit once we reach about 6,000 barrels in distribution. Our current losses are being incurred to better position us for higher future revenue.

EXPANDING HOURS:
Given that we were the first craft beer bar in Taylor, and downtown didn't previously have a night life, there was some concern whether Taylor would support a brewpub and higher craft beer prices. Given this unknown regarding demand, our original taproom hours were only Thursdays - Saturdays. But as the year progressed, we've been pleasantly surprised with consumer demand from both Taylor and the greater Central TX region. We've expanded our taproom hours now to six days per week, and if taproom demand is a leading indicator of distribution demand, then our brand will sell well across the state.

EXPANSION BREWHOUSE:
We can no longer keep up with demand at our 3-barrel pilot brewhouse, so we're launching another crowdfunding campaign to help finance a 30-barrel expansion brewery down the street. This expansion will allow us to distribute across the great state of Texas. Our brewery also has rooftop solar panels, and our goal is to help save the environment one beer at a time.

$1.2M SERIES A FUNDING:
Our Series A investor funding helped finance a larger brewhouse than most startup breweries usually begin with. We've purchased a 30-barrel, 4-vessel brewhouse that will allow us to grow and avoid the normal production ceiling that 15-barrel breweries often hit. Our Main Street taproom and pilot brewhouse will continue to operate, but the distribution brewhouse will eventually become the central focus of the business.

DISTRIBUTION:
Distribution, not taproom sales, is our core business model. While the Main Street taproom is central to our Texas identity, distribution outside of Taylor gives us an enormous growth opportunity. Texas is a big state, and our brand immediately connects with folks in every corner of Texas and that should generate a healthy return for our investors.

FINANCIAL RISKS:
The following uncertainties could affect our financial condition:

- Liquidity: Our business plan goal is maintain two months of operating capital at any given time, but that could fluctuate during our startup phase and distribution growth phase.

- Cash Flow: Given the expensive nature of the equipment needed to brew beer, and the expected operational losses during the first few years of our distribution launch, we're hoping our crowdfunding campaign will help provide a sizable cash flow cushion to maintain normal operations.

- Loans: In addition to our crowdfunding campaign, we're in negotiations with banks for an equipment loan of at least $150K.

- Investor Return: It may be years before investors see a return on their investment, if they do at all.

STARTUP COSTS AND BUILDING DISTRIBUTION:
These startup costs have largely been driven by permits, taproom & brewing supplies, marketing, build out, IT/office equipment, legal and professional consulting. Our cash on hand will decrease in 2018 as we continue to build our distribution network.

BRIDGE LOAN & TAYLOR INCENTIVES:
We have a $300K bridge loan at an 8% interest rate with one of our Series A investors that will be paid back once the City of Taylor and Taylor EDC provide their $400K economic development reimbursement. This reimbursement is expected to take place in May 2017 once the City issues its official Certificate of Occupancy permit for the warehouse expansion brewery. At that point, the City of Taylor and the Taylor EDC will have a 5-year lien on our $400K brewhouse. Assuming we meet the job growth requirements of 2 additional staffers annually, stay in business for 5 years and integrate the "Taylor Made" slogan on our beer cans, then the $400K economic development loan will be forgiven and won't dilute our investors. The lien held by the City and EDC is not a blanket lien and is limited to the $400K brewhouse. Additional Texas Beer Co equipment is independent of the City and EDC agreements.

CROWDFUNDING BENEFITS:
The proceeds of this offering will improve our liquidity and provide enough working capital to pursue our long term growth strategy while also accommodating short term losses and startup expenses needed to build a distribution network. Building out a 30-barrel distribution brewery requires a tremendous amount of up-front of capital, but this large investment will lead to smaller operational costs in the future and a better overall return for our investors.

SUMMARY:
Our overall strategy is to go big and focus on long term growth. We know the next few years won't be easy, but we're raising enough capital to sustain the early losses while still investing in a big 30-barrel, 4 vessel brewhouse that can accommodate rapid growth. Our Texas brand has unlimited potential, and with your help, we will soon brew local, accessible beer for all Texans to enjoy.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://texasbeerco.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Series B - Subscription Agreement
- Term Sheet
- A&R Operating Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1
- Financials 2
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Amy Everhart
- Char Hu
- Cliff Olle
- Dick Moeller
- Elena White
- Ian Davis
- JD Gins



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INVEST IN TEXAS BEER CO

Texas-brewed craft beer and brewpub based in Taylor, TX

$0
raised of $100K goal

$140 min **INVEST**
by Wefunder Portal LLC

Buy Units

$140/Class B unit | **$7M** pre-mony valuation

Your investment buys ownership in Texas Beer Company calculated as Amount Invested / [Text Beer Company's Current Valuation ($7,000,000) + Amount Raised This Round].

INVESTOR PERKS

$140+	2 invites to VIP investor tasting.
$560+	Above plus: 2 more invites to VIP investor tasting Customized Founders' hat
$1,120+	Above plus: 2 more invites to VIP investor tasting Engraved Founders' brick
$10,080+	Above plus: Private brewery tour and brewing class Private party and tasting at the brewery Seasonal brew in our tap room named in your honor
$50,400+	Above plus: Brew tank named in your honor Develop a recipe for a seasonal release that gets distributed Private party and tasting at your house

> *We are a locally-owned, solar-powered brewery in historic downtown Taylor, Texas. Our brewpub features a wide variety of Texas craft beer paired with BBQ, pizza, tacos and more. We have live music on stage every weekend, and we've hosted numerous community events and charity fundraisers. Our taproom opened last year, and we did $250K in 2016 (May-Dec.) revenue with just on-premise sales. Now we've reached maximum capacity, so we're expanding from a 3-barrel brewhouse to a 30-barrel brewhouse.*



Ian Davis
CO-FOUNDER AND CEO, TEXAS BEER CO

OUR AMBITION

At Texas Beer Co, we are all about the people. We originally launched with the generous support of over 300 Kickstarter supporters and have quickly become a staple of Taylor. Now, we want to put our beer on shelves all across Texas and beyond by building an expansion brewery and canning facility that will enable widespread distribution. Our ultimate goal is to become *the* Texan beer, paying tribute to our beloved state with every sip.

KEY FACTS

- $250,000 in 2016 (May-December) revenue.
- $400,000 Taylor economic incentive deal.
- $1,200,000 Series A investor raise.
- Brewed 200+ experimental batches on our Kickstarter-funded pilot brewhouse.
- Won Governor's Small Business Award, Taylor Press Readers' Choice Award, and Chamber of Commerce Member of the Month Award.
- Anchoring the revitalization efforts of historic downtown Taylor.
- Recruited the most Facebook fans of any Cen-Tex brewery launched since 2013.
- Featured on PBS's Daytripper TV show, KXAN TV, KVUE TV, Austin American Statesman, Taylor Press and Spectrum News, Texas Monthly, Thrillist, Georgetown Sun, Wide Open Country.

DOCUMENTS

2.3.17_video_script.docx

texasbeerco.com

ALCOHOL BREWERY BARS & CLUBS

WHY I LIKE TEXAS BEER CO

> *We invested in Texas Beer Co because JD and Ian have a long history of community organizing and building grassroots movements. They are now translating those skills into a successful business, and they're not afraid to ask for help and seek professional guidance. Before they opened the taproom, they conducted several years of taste tests, generated a big grassroots base of support and brought on an all-star consulting team to turn their brewery dream into a successful business.*



Kaitlin And Cliff Olle

TEXAS BEER CO INVESTORS

THE BUZZ ABOUT TEXAS BEER CO

We had lived in Taylor for seven years but didn't really know our neighbors. Once Texas Beer Co opened up, we've met so many wonderful folks in Taylor and we now enjoy going downtown to drink delicious craft beer, eat locally sourced food, listen to live music and meet new people.

Lauren & Jarred Brown

Customers

We are excited for our friends and neighbors at Texas Beer Company and what's in store for them with their expansion. It's great to see more small towns embracing craft beer, and Texas Beer Company has done a great job helping that embrace by spreading craft beer to their community. They've supported us on our journey, and we look forward to serving their beer soon.

Jon Lamb

Red Horn Brewing Co.

JD is passionate about the art and science of brewing and is working hard to convert more craft beer drinkers. He is eager to learn from other established breweries and will continue to improve his skills. Texas Beer Co has been brewing some tasty beers on their pilot brewhouse, and we're excited to watch them expand operations to their new 30 barrel brewhouse.

Marco Rodriguez

Zilker Brewing Co.

Austin American-Statesman

Texas Beer Co.: How Taylor's first brewery is actually all about Texas

April 19, 2017

J.D. Gins was gifted a home brewing kit not because it was his birthday. It was because his girlfriend at the time was sick of hearing him talk politics and decided he needed a hobby. This happened in 2010, two years after Gins, Texas Beer Company's



Watch now: The Daytripper | Taylor, TX | KLRU-TV, Austin PBS Video

February 22, 2017

In a town that epitomize Texas Bar-B-Q, Chet interviews 3 different pit masters, each with their own spin on Texas que. He visits a museum dedicated to the governor who defeated the KKK in Texas and goes fishing on the best "crappie" lake in the state.

TexasMonthly

Hidden Texas - Texas Monthly - Featured

February 21, 2017

As a professional chronicler of places, it's my job to roam. And on this perpetual road trip of mine, I've noticed a couple of things: For all of the impressive hotels and cutting-edge restaurants and lauded cultural institutions that I run to check out in our

KVUE AUSTIN abc

Taylor city leaders making plans after population and business growth

February 18, 2017

Like most areas surrounding Austin, Taylor is seeing a boom in population and business growth, and they want to plan for what the city will look like in the future due to that growth. Downtown Taylor businesses offer a little bit of everything,

THRILLIST

Small Texas Towns You Need to Spend More Time In

October 20, 2016

The teeny towns you blow through on a Texas road trip are too often just relegated to a bathroom break and a caffeinated beverage. A pit stop alone doesn't give you the chance to experience the hospitality of that 100-year-old B&B or have a cold one

Austin American-Statesman

Taylor approves incentive to bring brewery to town

August 11, 2015

The city of Taylor has approved an incentive agreement that will bring a brewery to town. The agreement provides a total of $400,000 from the city and the Taylor Economic Development Corporation for the Texas Beer Company to buy equipment.

TIME WARNER CABLE NEWS

Excitement Brewing for Texas Beer Company in Downtown Taylor

August 11, 2015

A new project is brewing excitement in Downtown Taylor. The Texas Beer Company plans to open its microbrewery right in the heart of the city's downtown. Our Mitch Goulding explains why landing the project could be a huge windfall for the town's

WE ARE TAYLOR, TEXAS

Texas Owned. Texas Brewed. Texas Proud.

We are a locally-owned, people-powered and solar-powered brewery located in the heart of the Blackland Prairie. Our pilot brewhouse was funded by a Kickstarter campaign, and our expansion brewery has 20,000 watt solar array. Taylor also has some of the best farm land in the state, and our long term goal is to work with local farmers to start growing local barley to brew fresh, locally-sourced Texas beer.


HANDCRAFTED &
TAYLOR★MADE


HANDCRAFTED &
TAYLOR★MADE

"The City of Taylor decided to partner with Texas Beer Co because they are the anchor and catalyst for our downtown revitalization efforts. They serve as a community meeting hub, donate to local charities and have helped inspire other small businesses to open in our historic downtown district."



Jesse Ancira Jr.

MAYOR OF TAYLOR, TX

WE ARE A DESTINATION FOR TAYLOR LOCALS

Our brewpub opened in downtown Taylor in May 2016, and already we can't keep up with demand.



Craft Beer

Locally owned craft beer puts money back into our local economy, so we invite you to enjoy a true Texas beer!



Texas BBQ

Customers can swing by Texas Beer Co to pair their craft beers with crawfish, barbeque, and more. We're all about the perfect pairing.


Locally
OWNED
Locally
GROWN.

Live Shows

Every week we host local musicians and other fun events to bring the community closer together and showcase Taylor's artists.

MEET OUR BEERS

Using our current three-barrel pilot brewhouse, we've brewed Blondes, IPAs, and more. Now we're expanding to a bigger 30-barrel distribution brewery to scale up and meet growing demand. Our new brewery will start canning in Summer 2017.


FARM
TEXAS
Beer
CO.
ROAD
TEXAS
RED
Lager
HANDCRAFTED
&
TAYLOR MADE

Red Lager

A modestly hopped steam lager that uses Caramunich two row malt, German yeast and Amarillo hops. It's a flavorful, malty beer that's a nice reward for a long day at work. 6.1% ABV.


FARM
TEXAS
Beer
CO.
ROAD
TEXAS
BLONDE
Ale
HANDCRAFTED
&
TAYLOR MADE

Blonde Ale

A pale lager that pays tribute to Taylor's strong Czech and German heritage by mixing traditional Czech two row malt with German style yeast. It's a crisp, refreshing and easy-drinking session beer. 5.5% ABV.


FARM
TEXAS
Beer
CO.
ROAD
TEXAS
PALE
Ale
HANDCRAFTED
&
TAYLOR MADE

Pale Ale

Crisp and sweet. It blends Amarillo and Citra hops with traditional Czech two row malt and some specialty Honey Malt that adds an extra sweet note. 5.8% ABV.


FARM
TEXAS
Beer
Co.
ROAD
TEXAS
LIGHT
Lager
HANDCRAFTED
&
TAYLOR MADE

Light Lager

A local favorite. It's a light, accessible American lager that's perfect for a hot Texas summer day. Why drink a foreign-owned light beer when you can drink a locally owned Texas Light? 4.9% ABV.


FARM
TEXAS
Beer
Co.
ROAD
TEXAS
IPA
Ale
HANDCRAFTED
&
TAYLOR MADE

IPA

An American style east coast IPA. Its hop profile has citrus and floral notes that will excite your taste buds. Fasten your seat belts because this beer will get the party started. 6.5% ABV.


FARM
TEXAS
Beer
Co.
ROAD
TEXAS
PORTER
Ale
HANDCRAFTED
&
TAYLOR MADE

Porter

An English style rich and malty beer. It blends chocolate and roasted barely with local Texas honey to give it a delicious flavor profile. This beer is our brewmaster's favorite style. 6.8% ABV.

WE'RE YOUNG AND GROWING FAST

We officially opened doors just early last year in 2016 but have quickly become a Taylor, TX staple.

$236,452

Total Taproom Sales in 2016 (May-December)

OUR CUSTOMERS ARE CRAZY ABOUT US

We've designed Texas Beer Co specifically to become a home away from home for Taylor residents and a destination for daytrippers.







"I stopped in yesterday for the first time and loved it right away! Great beer selection and tasty home brewed beers. Friendly atmosphere and staff...we'll be back for sure!

– Christine, Customer

OUR JOURNEY SO FAR

In the last year we've focused on building a community footprint with customers coming in-house to enjoy our beers. Now, we want to expand with our own canning system and have our beers all over Texas shelves and beyond.

Projections are dependent on variables outside of our control and may not materialize as displayed.

2013

Texas Beer Co Founded

Founded Texas Beer Co and offered free samples from our 1/2-barrel home brewing system for several years while the historic McCrory-Timmerman building was getting restored.

2015

Kickstarter Campaign

Conducted a successful Kickstarter campaign to help fund our 3-barrel pilot brewhouse.

2015

$400K deal with Taylor, TX

Secured Taylor City Council approval for a $400K incentive deal.

2016

Taproom Opens!

Opened our Main Street taproom in May and started brewing on our Kickstarter-funded pilot brewhouse in July. Anchoring the revitalization efforts of historic downtown Taylor.

2016

Secured $1.2M in Series A investment funding

2016

Brewed 200+ experimental batches on our Kickstarter-funded pilot brewhouse.

2016

First Year Accolades

Won Governor's Small Business Award, Taylor Press Readers' Choice Award, and Chamber of Commerce Member of the Month Award.

2017

Record Facebook Followers

Recruited the most Facebook fans of any Central Texas brewery launched since 2013.

2017

Press Frenzy

Featured on the Daytripper TV show, KXAN TV, KVUE TV, Austin American Statesman, Taylor Press and Spectrum News.

2017

Facility Expansion

We're expanding our brewhouse capacity 10X and building a 30-barrel, 4-vessel distribution brewhouse. Utilizing a 20K watt solar array to help save our environment and lower our utility bills.

2018

Establish Distribution Channels

The goal for our distribution network is to grow by 2K barrels annually until we reach max capacity in 5-10 years.

A TOAST TO TEXAS!

"*Throughout their careers, I've seen JD & Ian set ambitious goals and then exceed them. They know how to set a strategic direction, inspire a team to rally around the cause and then do whatever it takes to get the job done. The Texas Beer Co brand truly has Texas-sized potential, and I'm excited to be on this journey.*"



Perry Lorenz
TEXAS BEER CO. INVESTOR


HANDCRAFTED &
TAYLOR★MAD
Locally OWNED.

We love Texas, and we love beer. Texas is a big and diverse state, and Texas Beer Co brews beer for all Texans to enjoy. Whether you like hoppy beer, dark beer or light beer, we want everyone to feel welcome at our brewery. There are over 15 million Texans of legal drinking age, and about 2/3 of those Texans live in the "TX Triangle" within just a few hours drive of Taylor, TX.

Regardless of which part of the state you're from, or which beer you like, we all feel a common state pride that binds us together.

Much love,



Ian Davis & JD Gins

MEET THE FOUNDERS





Ian Davis
Co-Founder and CEO
A proud 5th generation Texan, Ian believes that Texans should join together to take back Texas beer and support local businesses. Ian is married to Amy Everhart, and together they have two boys.

JD Gins
Co-Founder and Brewmaster
JD's lived in Texas since college and is married to Megan Klein. He loves craft beer and has been an avid home brewer for the last six years. JD and Megan have 3 dogs, Smokey, Elephant and Biscuit.

AND THE REST OF THE TEAM



Cliff Olle
Board Member

Cliff started a rural wireless Internet company, Eccentrix Wireless, to service those without high-speed connection options. He now owns ON Technologies based in Taylor and is married to Kaitlin Olle.



Dick Moeller
Board Chair

Dick's career spans more than 35 years of successful executive leadership in a variety of public and private companies, startups, non-profits, faith-based organizations and community advisory boards.



Char Hu
Board Member

Char completed his Doctoral thesis at Baylor College of Medicine and authored seven peer-reviewed publications in scientific journals. He was also an original investor in Hops and Grain Brewery.



Elena White
Board Member

Elena is the Manager of Strategic Programs at Social Solutions based in Houston. Previously, she worked for Boston Consulting and traveled the world to advising both small and big businesses.



Amy Everhart
Co-Founder and Board Member

Amy is the Policy Director for Austin Mayor Steve Adler, and she also held the same position with former Austin Mayor Lee Leffingwell. She is married to TBC Co-Founder Ian Davis.



Megan Klein
Sr. Grassroots Director American Heart Association

Megan is the Community Outreach Manager at Rifeline, a public affairs company in Austin. She is married to TBC Co-Founder JD Gins.


TEXAS
Beer
Co
ROAD

Joe Cuniff
Graphics Designer

Joe is a Principle at i2i Designs in Austin. He builds integrated design campaigns that combine the complete package of print design, interactive design, identity design, and illustration.



Ginny Gins
Accountant

Ginny Gins is a licensed CPA, and she has numerous small and big business clients. She is also the mother of TBC Co-Founder JD Gins.

DETAILS

– COLLAPSE ALL

What is Texas Beer Company?

Texas Beer Company is a locally owned people-powered brewery in Taylor, Texas. We built our pilot brewhouse last year through the support of a Kickstarter crowdfunding campaign. Things have gone so well we can no longer keep up with the demand on the pilot brewhouse. Now we are launching another crowdfunding campaign to expand to a much bigger production and distribution brewery.

How big is the market?

The U.S. beer industry's total economic impact totals $250 billion, and the Texas craft beer market totals $2 billion. Texas is #2 in overall craft beer sales, but only #44 in per capita breweries. Thus there's still room for plenty of growth in the Texas craft beer market.

What's new about what you're making? How is it different?

We are the Texas Beer Company. We're TX brewed, TX owned and TX proud. Our craft beer lineup includes pales, reds, IPA's and porters, and we also brew light lagers because we want all Texans to feel welcome at Texas Beer Co.

Our expansion brewery also has rooftop solar panels, and we're excited to brew solar-powered beer. People have been brewing beer for over 9,000 years, and we want to do everything possible to protect our environment so that folks can enjoy delicious beer for many generations to come.

Unlike Lone Star -- the self-proclaimed "national beer of Texas" -- we're actually locally owned. Our mission is to always pay tribute to the great state of Texas, reinvest our profits into the local economy and take back Texas beer from foreign-owned corporations.

Who are your competitors? How are you different?

The Texas craft beer movement has a collaborative culture, and we're forever grateful to our brewery mentors who have offered invaluable advice. We proudly served other local Texas beer on our tap wall, and we enjoy hosting regular tap takeovers. All of the Texas craft breweries are united in trying to take market share from the foreign-owned corporations like AB InBev, and while we can't afford million dollar TV commercials, we have a big grassroots network of supporters who promote local craft beer via word of mouth.

What do you understand about your business that others don't get?

Our Kickstarter-funded pilot brewhouse has given us a head start to experiment with different recipes and get customer feedback before our beer ever hits the shelves.

What's your biggest risk? What keeps you up at night?

We used our Series A investor funding to purchase a bigger, more efficient 30-barrel brewhouse than most startup breweries need. Over the long term, this will help us brew more beer and grow our business. But, our biggest risk right now is that we made the assumption that our follow up Series B crowdfunding raise would indeed be successful. So, if our crowdfunding campaign flops, then we will regret having purchased such a big brewhouse.

How will you make money?

While we do run a popular taproom in Taylor, our business plan focuses on high volume distribution to grocery stores and bars across Texas.

How do you acquire customers?

Most of our customers hear about us either through word of mouth or from social media and news stories. We have over 1,000 supporters on our email list and over 10,000 supporters on Facebook.

What's your Cash Flow?

Our cash held as of April 21st was $477K. Monthly burn rate is around $25k. With the next rounds of expansion equipment, build out purchases and investments in marketing and distribution, we project that cash on hand will decline significantly in 2018. The general brewery rule of thumb is that breweries turn a profit around 6,000 distribution barrels in, and we anticipate following a similar path to profitability. Our short term and mid term expenses are around $500k including $250k for equipment purchase, $50k for ingredients, $50k for cans and packaging, $150k for buildout.

Tell us about your first taproom.

When we started, going back to the name Texas Beer Company, we thought this is bigger than just an Austin brand. We started looking at the horizons around us. Where else would be a good place? We were looking at a number of cities and heard about a building in Taylor. A friend told us there was a great space right at 2nd and Main streets and how a woman was revitalizing this whole block and was looking for a craft beer concept. The building really spoke to us. It's a great historic spot and has the original facade, but it's kind of forward looking in that it's got new infrastructure inside.

We opened up as a craft beer taproom. We didn't quite know exactly what to expect. There was no comparable establishment to us. One funny story is that a distributor came in and said very matter-of-factly, "Here's your Miller Lite handle. You're going buy a bunch of Miller Lite from us," and was just very matter of fact. I said, "No, we are not going serving Miller Lite, we want local craft beer." He laughed, and he said no one's going to drink craft beer, so we need to sell Miller Lite or we'll go out of business. He gave me the handle. I took it but said I was never going to order Miller Lite. Here we are eight months later, and we've still never put Miller Lite on the wall.

One thing that is really great about our space is we've been converting a lot of beer drinkers. A lot of folks come in and say they're excited to see us on Main Street, because this historic town has had a big economic downturn. Its Main Street was demolished by Walmart. There was nothing there.

A lot of people come into our space and say they remember when it used to be a department store. Now they are proud to see it coming back. They just didn't quite know what to do about the beer. We'd encourage them to try something and they'd be skeptical. We were giving a yellow-looking beer to a grown man who essentially thought we were asking him to jump out of a plane without a parachute. Then they'd drink it and they'd like it. As part of our brand, we want to produce beer that is local, that is easy to drink, that tastes good, and that can bring people into the craft beer revolution. If people try Texas Beer Company because it's familiar branding and it's easy drinking, then we can be that gateway beer. The customers can start on their craft beer journey. In our taproom, we do that every day.

How will your prepare your distribution network?

As of right now there has not been any distribution to retail stores or other restaurants. We were able to do the taphouse and the pilot brew space with the help of Kickstarter and sweat equity. What we've done up to this point is raise money for our production space. We are off to the races building that production space. People joining through Wefunder would be joining the effort to take our model statewide. It's not building the brewhouse, it's participating in launching of the company's distribution angle. Keeping up with the locals is fun and our product space will always be a creative outlet for us to make lots of different beer, but exporting the brand around the state requires more production space. We've raised $1.2 million from accredited investors in our series A offering. That bought us a four-vessel, thirty-barrel brewhouse. Going forward, we have other expenses. Then we're building the production brewery for the distribution potentials.

What are your next steps?

We feel like the Texas Beer Company can appeal to all Texans. We want to brew hand-crafted Taylor-made beer that all Texans can enjoy whether they are in west Texas or east Texas or north Texas or south Texas. What has been incredibly helpful in this launch phase is that the good people of Taylor have given us feedback on which recipes they like most. Whichever beer recipes we end up distributing statewide, the rest of Texas can be rest assured that Taylor has put their stamp of approval on them.

When we say this is a people-powered brewery, yes part of that was a Kickstarter campaign, but it really was the people of Taylor who helped build this business because from the time we got the trademark reserve from the Secretary of State in 2013 to the time that we actually opened the taproom in 2015, we did two years' worth of informal tasting in Taylor, all in our building as it was being renovated. We gathered petition signatures, and we gathered feedback, and we gathered support. By the end of that two-year effort, we had over 800 people who were willing to sign our petition addressed to the city council in favor of an economic incentive package. There was truly a Taylor community effort behind build this brewery with us.

Why raise money through Regulation Crowdfunding?

There are two key points. The first is we truly feel we were blessed to get the Texas Beer Company name. That's when we knew this was bigger than us. I'm a fifth generation Texan. Whether you are born here or moved here as fast as you could, you can feel Texas. We want this to be more than just a company, more than just a brewery. We want it to be a movement. It's in our nature to share this experience, and share this journey, with others. Regardless of the investor deal, we would love to have more people be part of the Texas Beer Company family. The second point is that the more capital we have, the more efficient we can become. That means a lower price point that gets us closer to meeting the mission of the company...to truly be an affordable, approachable beer for all Texans.

This community made a $400,000 investment is us in the hope of putting Taylor back on the map and revitalizing the downtown. That's other people clearly saying we can do this. Now we have the courage to do more. We are very community-focused in that we are trying to be a community brewery. To the investors at Wefunder, this isn't just asking for help to start a beer company. We are asking them to help us maximize our potential. The more people who join us right now, the stronger footing we will have, the more marketing we can do, the more freedom we will have to do all of the things that we need to do. This isn't launching a beer company, this is helping to maximize the company's potential.

ASK A QUESTION

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RISKS SPECIFIC TO TEXAS BEER CO

1. The founders will transition from political grassroots marketing to managing, operating and leading a business. The strategy to mitigate this risk is to engage an appropriate group of successful and experienced advisors to assist the founders during the launch of Texas Beer Company (the "Company").
This will require experienced brew masters, successful business executives, legal experts and marketing/branding specialists.

2. The City of Taylor, Texas, and its Economic Development Commission (the "EDC"), will be providing forgivable loans to the Company to help finance completion of... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Texas Beer Co is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$140 min INVEST

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3rd

Amy Everhart

Director of Public Affairs at Hahn Public Communications

Hahn Public Communications • The University of Connecticut

Austin, Texas Area • 500+

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Public affairs professional with extensive experience in communications, public policy, research and writing, community outreach and political campaigns.

Experience

Director
Hahn Public Communications
Sep 2014 – Present • 2 yrs 8 mos
Austin, TX

Director of Policy and Communications
City of Austin Mayor's Office
Jun 2009 – Aug 2014 • 5 yrs 3 mos
Austin, TX

Senior Field Organizing Manager
Sierra Club
Dec 2007 – Jun 2009 • 1 yr 7 mos
Austin, TX

Communications Director
ACLU of Texas
Dec 2006 – Dec 2007 • 1 yr 1 mo
Austin, Texas

Campaign Manager
Austin Politics
2004 – 2007 • 3 yrs
Austin, TX

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Education

The University of Connecticut
Bachelor of Arts (BA), Political Science and Women's Studies
1993 – 1997

Volunteer Experience

Community Advisory Board Member
KLRU-TV
May 2011 – May 2011 • 1 mo

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Char Hu

CEO of The Helper Bees

The Helper Bees • Baylor College of Medicine

Austin, Texas Area • 473

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Experienced Chief Executive Officer with a demonstrated history of working in the long-term care industry, specifically Alzheimer's/dementia and in-home care. Strong business development professional skilled ... See more

Char's Activity

475 followers

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CEO
The Helper Bees
Sep 2015 – Present • 1 yr 8 mos

Currently, the senior in-home care industry is fraught with inefficiency leading to high cost and poor delivery of care. By directly connecting seniors with in-home helpers, we dramatically decrease the cost to the senior while enabling them to be active in selecting their own helper. Simultaneously, through training and increased wages we are increasing the earning potential for a huge workforce of helpers. Our platform makes the world smaller and allows neighbors to help their neighbors, when previously both would have never known the other existed.

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Investor and Director
Texas Beer Company
May 2015 – Present • 2 yrs
Taylor, TX

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Investor
Hops and Grain LLC
Jun 2010 – Present • 6 yrs 11 mos
Austin, TX

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Founder & Director
Georgetown Living
Feb 2010 – Dec 2016 • 6 yrs 11 mos

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Predoctoral fellow
Baylor College of Medicine
Jul 2003 – Feb 2010 • 6 yrs 8 mos
Houston, TX

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Education

Baylor College of Medicine
Ph.D, Molecular Biophysics, Computational Biology, Theoretical Chemistry
2003 – 2010

My research is concerned with understanding the process of protein folding, one of the biggest mysteries in biochemistry/biophysics. Protein folding is the process by which a protein (a fundamental unit for virtually all biological processes, and the target of virtually all drugs) adopts its structure. Potential applications of my research include the next generation of intelligent drug design.

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The University of Texas at Austin
B.S., Electrical Engineering
2000 – 2003

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Cliff Olle

President at ON Technology Consultants

ON Technology Consultants • The University of Texas at Austin

Taylor, Texas • 105

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I am a self-motivated, entrepreneurial technology professional with a talent for identifying customer needs and presenting appropriate company product and service offerings. My transparent and honest approach to… See more

Experience

President
ON Technology Consultants
Jan 2006 – Present • 11 yrs 4 mos
Taylor, TX

I oversee the technology solutions that allow our clients take their business to the next level. I designed our custom cloud solution, backup and disaster recovery solution, and managed service provider offerings, giving our clients our +1 touch.

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Eccentrix Wireless
Oct 2004 – Sep 2011 • 7 yrs
Taylor, TX

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Windows Server Administrator
Texas Comptroller of Public Accounts
2005 – 2007 • 2 yrs

Education

The University of Texas at Austin
Bachelor's Degree, Computer Science
1998 – 2003

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High School
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Dick Moeller

Enovate Enterprises/Water to Thrive

ENOVATE Enterprises • Harvard Business School

Austin, Texas Area • 500+

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Currently, Dick serves as President of Enovate Enterprises, LLC, a consulting firm focused on assisting entrepreneurs, founders, companies and organizations to achieve their full potential with strategic planning, mentorin… See more

Experience

Principal
ENOVATE Enterprises
Jan 2009 – Present • 8 yrs 4 mos

Focused on helping entrepreneurs, companies and organization reach their full potential.

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Austin, Texas Area

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Lutheran Social Services of the South
2009 – Present • 8 yrs
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Lutheran Foundation of the Southwest
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Harvard Business School
MBA, Operations
1968 – 1970

The University of Texas at Arlington
BSIE, Industrial Engineering
1965 – 1968
Activities and Societies: With Honors

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Elena White

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Social Solutions • Rice University

Houston, Texas Area • 500+

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Manager of Strategic Programs
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Aug 2016 – Present • 9 mos
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Featured Skills & Endorsements

Public Speaking · 25
Endorsed by **JD Gins, who is highly skilled at this**
Endorsed by **7 of Elena's colleagues at Rice University**

Public Policy · 23
Endorsed by **Alberto A. Altamirano and 3 others who are highly skilled at this**
Endorsed by **4 of Elena's colleagues at Rice University**

Data Analysis · 15
Endorsed by **Karthik Soora and 1 other who is highly skilled at this**
Endorsed by **3 of Elena's colleagues at Rice University**

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Najat Khan, PhD • 3rd
Principal at The Boston Consulting Group

Steve Spencer • 3rd
Project Leader at The Boston Consulting Group

Tristan Clement • 3rd
MBA Candidate, The Wharton School

Lynn Gai • 3rd
Associate at The Boston Consulting Group

Yoonjin Min • 3rd
Strategy Manager at Gavi, The Vaccine Alliance

Jim Howe • 3rd
Program Officer (BCG Secondment) at Bill & Melinda Gates Foundation